                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report:                                                 April 14, 1998

                             NEENAH FOUNDRY COMPANY
                             NEENAH TRANSPORT, INC.
                          HARTLEY CONTROLS CORPORATION
             (Exact name of registrant as it appears in its charter)


     Wisconsin                                                  39-1580331
     Wisconsin                                                  39-1378433
     Wisconsin                                                  39-0842568
(State or other jurisdiction of                         (IRS Employer ID Number)
Incorporation or organization)

                                    333-28751
                            (Commission File Number)


2121 Brooks Avenue, P.O. Box 729, Neenah, Wisconsin                54957
2121 Brooks Avenue, P.O. Box 729, Neenah, Wisconsin                54957
2400 Holly Road, Neenah, Wisconsin                                 54956
(Address of principal executive offices)                          (Zip Code)


                                 (920) 725-7000
                                 (920) 725-7000
                                 (920) 734-2689
              (Registrant's telephone number, including area code)



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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

                  On April 3, 1998, Neenah Foundry Company (the "Company") completed its acquisition of Mercer Forge Corporation, a Delaware corporation, and its subsidiary A&M Specialties, Inc., a Pennsylvania corporation (collectively referred to herein as "Mercer"). Pursuant to the transaction, the Company purchased 100% of the capital stock of Mercer from Mercer management, then current and former directors and officers of Mercer and Rotterdam Ventures, Inc. for aggregate consideration of $46.9 million in cash. The acquisition of Mercer was financed through drawings under the Tranche B term loan facility of the Company's Amended and Restated Credit Agreement, dated as of April 30, 1997, as amended as of September 12, 1997 and as of April 3, 1998, by and among the Company, the Chase Manhattan Bank and other Lenders party thereto (the "Credit Agreement"). The Credit Agreement was amended in connection with the acquisition of Mercer to create a $75.0 million term loan facility in addition to the Company's existing $50.0 million revolving loan facility.

                  Mercer is a closed die forging company, specializing in press forgings, and also has a machining operation. Mercer serves truck, railroad, construction and other industrial customers. Mercer will operate as a wholly owned subsidiary of the Company out of its facilities in Mercer, Pennsylvania and will continue to operate under its current management team.

                  As a consequence of this acquisition, the Company acquired certain real property and leasehold interests described below as well as the related plant and equipment assets of Mercer. In addition to the properties listed below, Mercer leases small storage spaces in various locations for books and records and some inventory. The Company currently has no plans to alter the existing usage of these properties.


   LOCATION                   USE                OWNED OR LEASED          APPROXIMATE AREA
----------------       --------------------     ------------------      --------------------
200 Brown Street       Manufacturing            Owned                   14.97 acres improved
Mercer, PA 16137       facilities,                                      by various buildings
                       warehousing and                                  of approximately
                       office space                                     120-130,000 sq. ft.

100 First Street       Manufacturing,           Leased pursuant to      18,000 sq. feet on
Borough of             machining and office     lease expiring          2.49 acres of land
Wheatland              space                    October 1999.
Mercer, PA 16161




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ITEM 5.           OTHER EVENTS.

                  On March 30, 1998, the Company completed its acquisition of Deeter Foundry, Inc., a Nebraska corporation ("Deeter"). Pursuant to the transaction, the Company purchased 100% of the capital stock of Deeter from Deeter management, and then current and former directors and officers of Deeter, for aggregate consideration of $24.3 million in cash and notes. The cash portion of the transaction was financed out of cash on hand of the Company. Deeter is a gray iron foundry, specializing in iron castings for the municipal market. Deeter is located in Lincoln, Nebraska and will be operated as a wholly owned subsidiary of the Company under the direction of the Company's management.
Based on the provisions of Regulation S-X Rule 3-05(b)(2) and the definition of "significant subsidiary" contained in Rule 1-02(w), Deeter is not deemed to be a significant subsidiary.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

                  (a)      Financial Statements of Business Acquired.

                           Audited financial statements for Mercer are not available at this time, and will be filed in an amendment to this 8-K within 60 days of the date hereof.

                  (b)      Pro Forma Financial Information

                           The pro forma financial information for the Company and Mercer is not available at this time, and will be filed in an amendment to this 8-K within 60 days of the date hereof.

                  (c)      Exhibits

                           2.1 Stock Purchase Agreement for the acquisition of Mercer dated as of April 3, 1998 by and among Neenah Foundry Company, Mercer Forge Corporation and the Selling Shareholders of Mercer.

                           10.1 Credit Agreement dated as of April 30, 1997 as Amended and Restated as of September 12, 1997 and as of April 3, 1998 by and among Neenah Foundry Company, NFC Castings, Inc., the Chase Manhattan Bank as Administrative Agent, Chase Securities Inc. as Arranger and the other Lenders from time to time party thereto.






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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               NEENAH FOUNDRY COMPANY
                                               NEENAH TRANSPORT, INC.
                                               HARTLEY CONTROLS CORPORATION



April 14, 1998                                 By:      /s/ Gary W. LaChey
                                                   -----------------------------
                                                   Name:  Gary W. LaChey
                                                   Title: Vice President-
                                                          Finance, Secretary
                                                          and Treasurer